Exhibit 99.23

AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (this “Amendment”) is made as of June 17, 2013 by and among Skipper Holdings Limited, a corporation formed under the laws of the Cayman Islands (“Holdco”), Skipper Limited, a corporation formed under the laws of the Cayman Islands and a wholly owned subsidiary of Holdco (“Parent”), and each of the Rollover Shareholders and Shareholders.

WHEREAS, reference is made to the Rollover Agreement (“Rollover Agreement”) dated as of May 12, 2013, by and among Holdco, Parent and each of the stockholders of AsiaInfo-Linkage, Inc., a Delaware corporation (the “Company”) set forth on Schedule 1 thereto under the column titled “Rollover Shareholders” (each, a “Rollover Shareholder”, and collectively, the “Rollover Shareholders”);

WHEREAS, reference is made to the Voting Agreement (“Voting Agreement”, and together with the Rollover Agreement, the “Agreements”) dated as of May 12, 2013, by and among Holdco, Parent and each of the stockholders of the Company set forth on Schedule 1 thereto under the column titled “Shareholders” (each, a “Shareholder”, and collectively, the “Shareholders”);

WHEREAS, subsequent to the execution and delivery of the Agreements, Jian (James) Ding noted that his number of Rollover Shares and Covered Shares set forth in the Rollover Agreement and Voting Agreement, respectively, was incorrect;

WHEREAS, subsequent to the execution and delivery of the Agreements, Guoxiang Liu requested the consent of Parent and Holdco to sell 450,737 of his Covered Shares (such shares, the “Transferred Shares”) on the open market; and

WHEREAS, pursuant to section 4.08 of the Rollover Agreement and Section 5.08 of the Voting Agreement, the parties desire to make certain amendments to the Agreements to restate the correct number of Rollover Shares and Covered Shares of Jian (James) Ding, and pursuant to Section 4.01 of the Voting Agreement, Parent and Holdco desires to provide its consent for the requested sale of up to a number of shares equal to the Transferred Shares by Guoxiang Liu.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Agreements, as applicable.

SECTION 2. Amendments.

(a) Each of Holdco, Parent and the Rollover Shareholders agree that Schedule 1 to the Rollover Agreement shall be replaced with the Schedule set forth in Annex A hereto, and the terms, “Rollover Shares” and “Holdco Shares” in the Rollover Agreement, shall refer to such number of shares as set forth in such attached Schedule. For the avoidance of doubt, the representations and warranties of Jian (James) Ding set forth in Section 2.02 of the Rollover Agreement shall be deemed to refer to such terms as amended by this Amendment.

(b) Each of Holdco, Parent and the Shareholders agree that Schedule 1 to the Voting Agreement shall be replaced with the Schedule set forth in Annex B hereto, and the term, “Covered Shares” in the Voting Agreement, shall refer to such number of shares as set forth in such attached Schedule. For the avoidance of doubt, the representations and warranties of Jian (James) Ding set forth in Article 2 of the Voting Agreement shall be deemed to refer to such term as amended by this Amendment.

SECTION 3. Consent. Parent and Holdco hereby consent to the sale by Guoxiang Liu of the Transferred Shares on the open market, provided that in consideration therefor, Guoxiang Liu hereby represents and warrants to Parent as of the date hereof, each of the representations and warranties set forth in Article 2 of the Voting Agreement with respect to himself, except to the extent of any actual transfer of Transferred Shares for which Parent and Holdco have given their consent pursuant hereto.

SECTION 4. Effect of Amendments. Except as provided herein, each of the Agreements shall remain unchanged, and the Agreements as amended hereby shall continue in full force and effect. After the date hereof, all references to the “Agreement” in each of the Agreements shall refer to such Agreement as amended by this Amendment. This Amendment shall not constitute an amendment to or waiver of any right or remedy other than to the extent expressly set out herein.

SECTION 5. Miscellaneous. Section 5.03 (Governing Law; Consent to Jurisdiction), 5.04 (Waiver of Trial by Jury), 5.05 (Binding Effect; Assignment) and 5.06 (Counterparts) of the Voting Agreement shall apply mutatis mutandis to this Amendment.

[signature pages follow]

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

HOLDCO AND PARENT

SKIPPER HOLDINGS LIMITED

By:	/s/ Ji Zhen
Name:	Ji Zhen
Title:	Authorised Signatory

SKIPPER LIMITED

By:	/s/ Ji Zhen
Name:	Ji Zhen
Title:	Authorised Signatory

ROLLOVER SHAREHOLDERS AND SHAREHOLDERS

EDWARD TIAN

/s/ Edward Tian

PACIFICINFO LIMITED

By:	/s/ Edward Tian
Name:	Edward Tian
Title:	Director

[signature page to Amendment]

JEAN QIN KONG

/s/ Jean Qin Kong

JIAN (JAMES) DING

/s/ Jian (James) Ding

NEW MEDIA CHINA INVESTMENT I, LTD.

By:	/s/ Jian (James) Ding
Name:	Jian (James) Ding
Title:	Director

STEVE ZHANG

/s/ Steve Zhang

OTHER SHAREHOLDERS

JUN (MICHAEL) WU

/s/ Jun (Michael) Wu

YADONG JIN

/s/ Yadong Jin

[signature page to Amendment]

GUOXIANG LIU

/s/ Guoxiang Liu

[signature page to Amendment]

Annex A

Schedule 1 to Rollover Agreement

Rollover Shareholder Contribution/Issuance of Holdco Shares

Rollover Shareholder	Rollover Shares		Holdco Shares
Edward Tian	3,158,029	[1]	3,158,029
Jean Qin Kong	2,087,704	[2]	2,087,704
PacificInfo Limited	1,493,943		1,493,943
Jian (James) Ding	903,187	[3]	903,187
New Media China Investment I, Ltd.	96,000		96,000
Steve Zhang	104,904	[4]	104,904

[1]

Includes 3,154,029 Company Shares directly held by Mr. Tian and 4,000 Company Shares held in a revocable trust for the benefit of Mr. Tian’s daughter, Stephanie Tian. Excludes restricted stock units held by Mr. Tian representing 6,697 Company Shares that will vest on August 7, 2013, 2,087,704 Company Shares held by Mr. Tian’s spouse Ms. Jean Qin Kong and 1,493,943 Company Shares held by PacificInfo Limited, which is wholly owned by Mr. Tian.

[2]

Excludes 3,154,029 Company Shares directly held by Ms. Kong’s spouse, Mr. Edward Tian, restricted stock units held by Mr. Tian representing 6,697 Company Shares that will vest on August 7, 2013, 4,000 Company Shares held in a revocable trust for the benefit of Mr. Tian’s daughter, Stephanie Tian, and 1,493,943 Company Shares held by PacificInfo Limited, which is wholly owned by Mr. Tian.

[3]

Includes 903,187 Company Shares held directly by Mr. Ding. Excludes 96,000 Company Shares held by New Media China Investment I, Ltd., which is wholly owned by Mr. Ding, and restricted stock units held by Mr. Ding representing 6,697 Company Shares that will vest on August 7, 2013.

[4]	Excludes 131,250 Company Shares issuable upon exercise of options held by Mr. Zhang.

Annex B

Schedule 1 to Voting Agreement

Shareholders

Shareholder	Covered Shares
Edward Tian	3,158,029	[1]
Jean Qin Kong	2,087,704	[2]
PacificInfo Limited	1,493,943
Jian (James) Ding	903,187	[3]
New Media China Investment I, Ltd.	96,000
Steve Zhang	104,904	[4]
Jun (Michael) Wu	35,000	[5]
Yadong Jin	53,334	[6]
Guoxiang Liu	506,374	[7]

[1]

Includes 3,154,029 Company Shares directly held by Mr. Tian and 4,000 Company Shares held in a revocable trust for the benefit of Mr. Tian’s daughter, Stephanie Tian. Excludes restricted stock units held by Mr. Tian representing 6,697 Company Shares that will vest on August 7, 2013, 2,087,704 Company Shares held by Mr. Tian’s spouse Ms. Jean Qin Kong and 1,493,943 Company Shares held by PacificInfo Limited, which is wholly owned by Mr. Tian.

[2]

Excludes 3,154,029 Company Shares directly held by Ms. Kong’s spouse, Mr. Edward Tian, restricted stock units held by Mr. Tian representing 6,697 Company Shares that will vest on August 7, 2013, 4,000 Company Shares held in a revocable trust for the benefit of Mr. Tian’s daughter, Stephanie Tian, and 1,493,943 Company Shares held by PacificInfo Limited, which is wholly owned by Mr. Tian.

[3]

Includes 903,187 Company Shares held directly by Mr. Ding. Excludes 96,000 Company Shares held by New Media China Investment I, Ltd., which is wholly owned by Mr. Ding, and restricted stock units held by Mr. Ding representing 6,697 Company Shares that will vest on August 7, 2013.

[4]	Excludes 131,250 Company Shares issuable upon exercise of options held by Mr. Zhang.
[5]	Excludes 22,000 Company Shares issuable upon exercise of options held by Mr. Wu.
[6]	Excludes 22,000 Company Shares issuable upon exercise of options held by Mr. Jin.
[7]	Excludes 22,000 Company Shares issuable upon exercise of options held by Mr. Liu.